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                                                                    Exhibit 3.86

                        PROVIDENCE FITNESS CENTERS, INC.

                                   * * * * *

                                 B Y - L A W S

                                   * * * * *

                                   ARTICLE I

                                    OFFICES

     Section 1. The registered office of the corporation shall be located in the City of Providence, State of Rhode Island.

     Section 2. The corporation may also have offices at such other places both within and without the State of Rhode Island as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                        ANNUAL MEETINGS OF SHAREHOLDERS

     "Section 1.    All meetings of shareholders for the election of directors shall be held either within or outside the state of Rhode Island, at such place as may be fixed from time to time by the board of directors."

     "Section 2.    The annual meeting of stockholders, commencing with the
year 1994, shall be held during the third week of January at a date and time to be determined by the board of directors, and if a legal holiday, then on the next secular day following, when they shall elect a board of directors, and transact such other business as may properly be brought before the meeting."
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of September in each year if not a legal holiday, and if a legal holiday, then on the secular day following, at 10:00 A. M., when they shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

          Section 3. Written notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.


                                  ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

          Section 1. Special meetings of shareholders, for any purpose or purposes, other than those regulated by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

          Section 2. Written notice of a special meeting of shareholders stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the

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secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     Section 3. Business transacted at all special meetings shall be limited to the purpose stated in the notice.

                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

     Section 1. The holders of a majority of the shares issued and outstanding and entitled to vote present in person, or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless
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the vote of a greater number of shares of stock is required by law or the articles of incorporation.

     Section 3. Each outstanding share of stock having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

     Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE V

                                   DIRECTORS

     Section 1. The number of directors shall be seven (7). Directors need not be residents of the State of Rhode Island nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

     Section 2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a

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majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

     Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders.

     Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

     Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Rhode Island, at such place or places as they may from time to time determine.

     Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.
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                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Rhode Island.

     Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

     Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

     Section 4. Special meetings of the board of directors may be called by the president on five (5) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the
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meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.


                                  ARTICLE VII

                              EXECUTIVE COMMITTEE

     Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more
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directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                  ARTICLE VIII

                                    NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of the by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the

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person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    OFFICERS

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

     Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors
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may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                 THE PRESIDENT

     Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

     Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                              THE VICE-PRESIDENTS

     Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other
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duties and have such other powers as the board of directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

          Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such


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other duties and have such other powers as the board of directors may from time to time prescribe.


                     THE TREASURER AND ASSISTANT TREASURERS

          Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

          Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

          Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

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     Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                   ARTICLE X

                            CERTIFICATES FOR SHARES

     Section 1. The shares of the corporation shall be represented by certificates signed by the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

     When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and
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determine the relative rights and preferences of subsequent series.

     Section 2. Any or all of the signatures of the officers of the corporation upon a certificate may be facsimile.

     In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effects as if he were such officer at the date of this issue.

                               LOST CERTIFICATES

     Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect
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to the certificate or certificates alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                           CLOSING OF TRANSFER BOOKS

     Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance as the record date for any such determination

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of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                            REGISTERED SHAREHOLDERS

     Section 6. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Rhode Island.

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                              LIST OF SHAREHOLDERS

          Section 7. The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

          Section 8. Before payment of any dividend or making any distribution of profits, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors


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may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

     Section 9. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

     Section 10. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

     Section 11. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Rhode Island". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XI
                                   AMENDMENTS

     Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.

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     We hereby authorize and direct that the name of the Corporation shall appear on all letterheads, bills, checks and other documents issued by the Corporation or its employees; that the name of the Corporation shall appear on the door of the office in which it is housed; and the name of the Corporation shall be placed in the appropriate telephone directories.

     We do hereby approve and authorize this Corporation to issue a certificate for eight hundred (800) shares of its $1.00 par value common stock to Rhode Island Holding Company in exchange for the sum of $800.00.

     We do hereby approve and authorize this Corporation to issue a certificate for two hundred (200) shares of its $1.00 par value common stock to Joseph Miltimore in exchange for the sum of $200.00.

     Pursuant to Article X of the By-Laws of the corporation we direct that the fiscal year end of the corporation shall be July 31st.

     We do hereby designate the ____________________________ Bank as a depository for the funds of this Corporation, direct that the appropriate resolutions be executed by the Secretary of the Corporation and a copy of said resolutions be retained as part of the corporate records.

     We do hereby approve the form of certificate representing shares of the corporation.

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     We authorize the Treasurer of the Corporation, as, if and when they have paid into the corporate account the sum of their subscription, to issue a Certificate of shares to them. We also authorize the Treasurer to pay all costs of organization of the Corporation.

                                   /s/ Donahue L. Wildman
                                   -----------------------------
                                   DONAHUE L. WILDMAN


                                   /s/ Jack L. Clark
                                   -----------------------------
                                   JACK L. CLARK


                                   /s/ Roy Zurkowski
                                   -----------------------------
                                   ROY ZURKOWSKI

                                   /s/ H. Robert Jochem
                                   -----------------------------
                                   H. ROBERT JOCHEM

                                   /s/ Jerome B. Kahn
                                   -----------------------------
                                   JEROME B. KAHN


                                   /s/ John Cipolla
                                   -----------------------------
                                   JOHN CIPOLLA


                                   /s/ Joseph Miltimore
                                   -----------------------------
                                   JOSEPH MILTIMORE

                                   BEING ALL OF THE DIRECTORS OF SAID
                                   CORPORATION.

DATED:  February 13, 1983.